DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (INCLUDING FIXTURE FILING)
RECITALS
A.    This DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (INCLUDING FIXTURE FILING) (“Deed of Trust”) is being executed by DECKERS CABRILLO, LLC, a California limited liability company, whose address is 250 Coromar Drive, Goleta, CA 93117, Attn Chief Financial Officer (“Trustor”).
B.    Trustor is the owner of the real property described in the attached Exhibit “A” (“Real Property”).
C.    This Deed of Trust is being executed by Trustor to FIRST AMERICAN TITLE INSURANCE COMPANY (“Trustee”), whose address is 18500 Von Karman Ave., Suite 600, Irvine, CA 92612, in favor of CALIFORNIA BANK & TRUST, a California banking corporation (“Beneficiary”), whose address is 1900 Main St., Suite 200, Irvine, CA 92614.
D.    All terms not specifically defined herein shall have the meanings set forth in the Loan Agreement.
DEFINITIONS
“Action” shall mean any legal or equitable proceeding brought before a court, tribunal, administrative court, arbitrator, mediator or other forum for alternative dispute resolution.
“Beneficiary” shall mean CALIFORNIA BANK & TRUST, a California banking corporation.
“Compensation” shall mean the definition set forth in Section 2.14 below.
“CC&Rs” shall mean any and all agreements setting forth conditions, covenants, restrictions, easements, reservations, rights and rights of way for the Property.
“Deed of Trust” shall mean the definition set forth in Recital “A” above.
“Default Interest Rate” shall mean the definition given to such term in the Note.
“Event of Default” shall mean any event of default defined in the Deed of Trust, Loan Agreement and Note.
“Future Advances” shall mean the definition set forth in Section 1.3.4 below.

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“Impound Account” shall mean the definition set forth in Section 2.17 below.
“Improvements” shall mean, without limitation, all present and future structures, buildings, improvements, appurtenances and fixtures of any kind on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, and all window coverings, drapes and rods, carpeting and floor coverings, it being intended and agreed that all such items will be conclusively considered to be part of the Real Property conveyed by this Deed of Trust, whether or not attached or affixed to the Real Property.
“Leases” shall mean the definition set forth in Section 2.8.1(b) below.
“Loan” shall mean the definition set forth in Section 1.1 below.
“Loan Agreement” shall mean the definition set forth in Section 1.1 below.
“Loan Documents” shall mean the definition set forth in Section 1.1 below.
“Note” shall mean the definition set forth in Section 1.1 below.
“Obligations” shall mean the definition set forth in Section 1.3 below.
“Personal Property” shall mean the definition set forth in Section 1.2.3 below.
“Prevailing Party” shall mean (a) the party who brings an Action against the other after the other is in breach or default, if such Action is dismissed upon the other’s payment of the sums allegedly due or upon the other’s performance of the covenants allegedly breached, or (b) the party obtains substantially the relief sought by it, whether or not such Action proceeds to a hearing, a trial on the merits, or a final judgment or determination.
“Proceeds” shall mean the definition set forth in Section 2.3.1 below.
“Property” shall mean the real and personal property described in Sections 1.2.1 through 1.2.7 below.
“Real Property” shall mean the real property described in the attached Exhibit “A”.
“Rents” shall mean the definition set forth in Section 2.8.1(a) below.
“Security Deposits” shall mean the definition set forth in Section 2.8.1(c) below.
“Subdivision” shall mean the definition set forth in Section 2.10.3 below.
“Trustee” shall mean First American Title Insurance Company.
“Trustor” shall mean Deckers Cabrillo, LLC, a California limited liability company.
1.BASIC PROVISIONS.

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1.1    Amount of Loan; Loan Documents. Beneficiary is making a term loan to Trustor in an amount not to exceed Thirty-Three Million Nine Hundred Thirty Thousand Five Hundred and No/100 Dollars ($33,930,500.00) (“Loan”). The Loan is evidenced by that certain Promissory Note Secured by Deed of Trust of even date herewith (“Note”), executed by Trustor in favor of Beneficiary. The terms and conditions of the Loan are evidenced by and subject to the terms and conditions of that certain Term Loan Agreement of even date herewith (“Loan Agreement”) executed by Trustor and Beneficiary. All present and future agreements executed by Trustor in favor of Beneficiary and relating to the Loan collectively shall be referred to as the “Loan Documents.”
1.2    Grant of Security in Property. In consideration of the Loan, Trustor hereby irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession as provided below, all of its present and future estate, right, title and interest in and to the following described property now or hereafter acquired (“Property”):
1.2.1    Real Property. The Real Property, and all minerals, oil, gas and other hydrocarbon substances on or under the surface of the Real Property (to the extent owned by Trustor), as well as all development rights, permits, licenses, air rights, water, water rights, and water stock relating to the Real Property.
1.2.2    Improvements. All items listed as “Improvements” on Exhibit “B” attached hereto.
1.2.3    Personal Property. The term “Personal Property” shall include: (a) all property described in Exhibit “B” attached hereto; (b) all “Proceeds” (as defined in Section 2.3.1 below); and (c) all “Rents” (as described in Section 2.8.1 below).
1.2.4    Appurtenances of Real Property. All appurtenances of the Real Property and all rights of Trustor in and to any streets, roads or public places, easements or rights of way, relating to the Real Property.
1.2.5    Rents. All Rents and all rights of Trustor under all present and future leases affecting the Real Property, including but not limited to any security deposits.
1.2.6    Proceeds. All Proceeds and all claims arising on account of any damage to or taking of the Real Property or any Improvements thereon or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property or any Improvements.
1.2.7    Other Collateral. All other “Collateral” (as defined in Exhibit “B” below) pledged by Trustor as security for the Loan.
1.3    Obligations Secured. This Deed of Trust secures the following obligations (“Obligations”):

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1.3.1    Note Payments. Payment and performance of the Note, including all extensions, renewals and modifications of the Note.
1.3.2    Performance of the Deed of Trust Obligations. The performance of Trustor’s obligations under this Deed of Trust and the Loan Agreement.
1.3.3    Payment of Advanced Sums. The payment of all sums advanced or paid out by Beneficiary or Trustee under any provision of this Deed of Trust, or to protect the security of this Deed of Trust, together with interest thereon as provided herein, should Trustor fail to make any payment or to do any act as herein provided in connection with the rights granted hereunder, Beneficiary or Trustee, without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, may make any payment or do any act in such manner and to such extent as herein provided or as either may deem necessary to protect the security hereof.
1.3.4    Payment of Future Advances. The payment of the principal and interest on all other future loans or advances made by Beneficiary to Trustor (or any successor in interest to Trustor as the owner of all or any part of the Property) when the promissory note evidencing such loan or advance specifically states that it is secured by this Deed of Trust (“Future Advances”), including all extensions, renewals and modifications of any Future Advances.
1.3.5    Performance of the Loan Agreement Obligations. The performance of Trustor’s obligations under the Loan Agreement and under all other Loan Documents.
1.4    Warranty of Title. Trustor warrants that, except as disclosed to Beneficiary in a writing that refers to this warranty, Trustor lawfully possesses and holds fee simple title to the Property without limitation on the right to encumber, and that this Deed of Trust is a valid first and prior lien on the Property subject only to the matters set forth in Schedule B, Part I of the title insurance policy issued in favor or Beneficiary that ensures the priority of this Deed of Trust. Trustor, at its sole cost and expense, shall at all times keep, protect, defend, and maintain title to the Property free and clear of any liens or encumbrances that would or could impair the validity or priority of this Deed of Trust. Trustor will not do or suffer any act or omission whereby the value of said Property, or lien hereof or of any estate or title covered hereby, may be diminished or impaired in any way. Trustor shall timely make all required payments under any other deeds of trust or other encumbrances which may now or hereafter affect the Property encumbered by this Deed of Trust and comply with all obligations hereunder. Should Trustor fail to make any such payment or comply with any such obligation, Beneficiary may, without notice to or authorization from Trustor, and without releasing Trustor from any obligation hereunder or under said deed of trust or other encumbrance, pay any sum which may be owing under any other deed of trust or other encumbrance or otherwise cure any default of Trustor thereunder, and the sums so expended by Beneficiary shall be secured hereby and shall be immediately due and payable by Trustor to Beneficiary, and shall bear interest at the “Default Interest Rate” provided for in the Note until paid. Any default (after the passage of any applicable grace or cure period) under any other deed of trust or other encumbrance which may now or hereafter affect the Property encumbered by this Deed of Trust shall constitute a default hereunder.

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2.    COVENANTS OF TRUSTOR. To protect the security of this Deed of Trust, Trustor agrees:
2.1    Performance. To pay all indebtedness and perform all obligations that are secured by this Deed of Trust in accordance with their terms.
2.2    Insurance. Trustor shall comply with all of the policies of insurance for Trustor and/or the Property as set forth in Section 2.1 (and all subsections thereof) of the Loan Agreement. In the event of Trustor’s failure to obtain or maintain any of said policies of insurance, Beneficiary upon giving notice to Trustor may procure such insurance to be effected upon Beneficiary’s interest or upon the interest of Trustee or upon the interest of the owners of said Property and in their names, and Beneficiary may pay and expend for premiums for such insurance such sums as Beneficiary may deem to be reasonably necessary. At its option, in its own name, Beneficiary shall be entitled to commence, appear in and prosecute any action or proceedings or to make any compromise or settlement, in connection with such loss, taking or damage.
2.3    Assignment of Proceeds.
2.3.1    Definition of Proceeds. The term “Proceeds” shall mean all insurance proceeds on the Property, all proceeds of a sale of all or any portion of the Property (subject to the release provisions of the Loan Agreement), and all causes of action, claims, “Compensation” (as defined below in Section 2.14), awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it or for any loss or diminution in value of the Property. All Proceeds are hereby assigned to and shall be paid to Beneficiary. At Beneficiary’s option, Beneficiary may appear in and prosecute (either in its own name or in the name of Trustor) or participate in any suits or proceedings relating to any such proceeds, causes of actions, claims, compensation, awards or recoveries and may adjust, compromise or settle any claim in connection therewith.
2.3.2    Application of Proceeds. Subject to the provisions of Section 2.3.3 below, Beneficiary shall apply any Proceeds received by it as follows: first, to the payment of all of Beneficiary’s reasonable costs and expenses (including but not limited to reasonable legal fees and disbursements) incurred in obtaining those sums; and, then, in Beneficiary’s sole discretion and without regard to the adequacy of its security, to the payment of the indebtedness and obligations secured by this Deed of Trust. Any application of such funds to the indebtedness secured hereby shall not be construed to cure or waive any “Event of Default” (as defined in the Loan Agreement) or invalidate any acts of Beneficiary or Trustee arising out of such Event of Default.
2.3.3    Application of Insurance Proceeds. Notwithstanding the foregoing, any insurance proceeds or condemnation or eminent domain awards (in addition to any funds provided by Trustor, as set forth in Section 2.13.3 below) shall be applied to the restoration of the Property pursuant to Section 2.13 below, provided that:
(a)    The Improvements on the Property are able to be restored in their entirety with such proceeds or awards;

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(b)    Trustor is not in default under any of the Loan Documents beyond the expiration of any applicable cure periods; and
(c)    The method for disbursement of any such proceeds or awards by Beneficiary for restoration shall be subject to the terms and conditions of Section 2.13 below.
Provided, however, that nothing herein shall prevent Beneficiary from applying any such proceeds or awards and/or Trustor’s funds in accordance with the terms of Section 2.3.2 if, as required by California law, Beneficiary is able to demonstrate that its security for the Loan has been impaired.
2.4    Property Taxes and Assessments. Trustor agrees to pay when due all taxes, fees, impositions, and assessments which are or may become a lien on all or any portion of or interest in the Property or which are assessed against the Property or its rents, royalties, profits and income.
2.5    Mechanic’s Liens. Trustor also agrees to pay when due all lawful claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered with respect to the Property. Trustor may in good faith contest any such claims by appropriate administrative or judicial proceedings as long as:
2.5.1    Trustor has, in Beneficiary’s judgment, a reasonable basis for such contest;
2.5.2    Trustor pays, prior to the date any interest or penalties will attach thereto, any portion of any such claims that Trustor does not contest;
2.5.3    Trustor’s contest will not result in or pose any risk of the seizure, sale or imposition of a lien upon the Property or any portion thereof;
2.5.4    Trustor delivers to Beneficiary such bond or other security as Beneficiary may require in connection with such contest;
2.5.5    Trustor at all times prosecutes such contest with due diligence; and
2.5.6    Trustor pays, prior to the date any interest or penalties will attach thereto, the amount of the disputed claim that is determined to be due and owing by Trustor.
In the event that Trustor does not make any payment required to be made pursuant to subsection 2.5.6 above, Beneficiary may draw or realize upon any bond or other security delivered to Beneficiary in connection with the contest by Trustor, in order to make such payment.
2.6    Taxation of Deed of Trust. In the event of the passage after the date of this Deed of Trust of any law of the State of California deducting from the value of land, for the purpose of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes or the manner of the collection of such taxes so as to affect this Deed of Trust, the entire principal balance under said Note, together with all accrued interest thereon, at the option of Beneficiary, without demand or notice, forthwith shall become due and payable; provided, however, that such option shall be ineffective if Trustor is permitted by law to pay the whole of such tax, in addition to all other payments required hereunder,

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and, if prior to such specified date, Trustor does pay such tax and agrees to pay any such tax when hereafter levied or assessed against the Property, and such agreement shall constitute a modification of this Deed of Trust.
2.7    Perfection of Security. Trustor agrees to execute and deliver to Beneficiary, from time to time on demand and at Trustor’s cost and expense, any documents required to perfect and continue the perfection of Beneficiary’s interest in the Property, or to effect any purpose hereunder.
2.8    Assignment of Rents and Income.
2.8.1    Scope of Assignment. This assignment is intended to confer upon Beneficiary all rights, and impose upon Trustor all obligations, under Civil Code Section 2938 and is intended to be construed in accordance with said statutory requirements. Trustor hereby absolutely and irrevocably grants, sells, assigns, transfers and sets over to Beneficiary:
(a)    Rents. All of the rents, issues, profits, royalties, income, cash proceeds, “Security Deposits” (as defined below) and other benefits (collectively “Rents”) now existing or hereafter created and affecting all or any portion of the Property or the use or occupancy thereof.
(b)    Leases. All of Trustor’s right, title and interest in and to all leases, subleases, subtenancies, licenses, occupancy agreements and concessions covering Property or any portion thereof or space therein now or hereafter existing, including all modifications, amendments, extensions and renewals thereof, and all rights and privileges incident thereto (collectively “Leases”). Notwithstanding any provision of this Section 2.8 to the contrary, Trustor may enter into, amend, modify or terminate (in the ordinary course of Trustor’s business), any Lease for all or any portion of the Property if:
(i)    the leases are on forms which are substantially similar in form and content to the forms of leases for existing tenants submitted to Lender in connection with the closing of the Loan;
(ii)    the term of the Leases is less than five (5) years; and
(iii)    the rental rates are at or above market rates at the time of entering into the Leases.
(c)    Security Deposits. All security deposits, guaranties and other security now or hereafter held by Trustor as security for the performance of the obligations of the lessees under the Leases (collectively “Security Deposits”).
2.8.2    Assignment. This assignment is intended by Trustor and Beneficiary to create and shall be construed to create an assignment to Beneficiary of all of Trustor’s right, title and interest in the Rents and in the Leases. Trustor and Beneficiary further agree that, during the term of this assignment, the Rents shall not constitute property of Trustor (or of any estate of Trustor) within the meaning of 11 U.S.C. Section 541, as amended from time to time.

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2.8.3    Grant of License. By its acceptance of this assignment and so long as an Event of Default shall not have occurred and be continuing hereunder, Beneficiary hereby grants to Trustor a revocable license to enforce the Leases, to collect the Rents, to apply the Rents to the payment of costs and expenses incurred in connection with the development, construction, operation, maintenance, repair and restoration of the Property, and to any indebtedness secured thereby and to distribute the balance, if any, to Trustor.
2.8.4    Revocation of License. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such default, Beneficiary shall have the right to revoke the license granted to Trustor hereby by giving written notice of such revocation to Trustor. Upon such revocation, Trustor shall promptly deliver to Beneficiary all Rents then held by Trustor and Beneficiary shall thereafter be entitled to:
(a)    enforce the Leases, to collect and receive, without deduction or onset, all Rents payable thereunder, including, but not limited to, all Rents which were accrued and unpaid as of the date of such revocation; and
(b)    apply such Rents as provided in this Deed of Trust.
2.8.5    Appointment of Trustor as Agent for Beneficiary.
(a)    Purpose of Appointment. Upon such revocation, Beneficiary may, at its option, appoint Trustor to act as agent for Beneficiary for the purpose of:
(i)    Managing and operating the Property and paying all expenses incurred in connection therewith and approved by Beneficiary.
(ii)    Enforcing the provisions of the Leases.
(iii)    Collecting all Rents due thereunder.
(b)    Notice to Trustor To Act as Agent. If Beneficiary so elects, Beneficiary shall give written notice thereof to Trustor to act as agent of Beneficiary for the purpose or purposes specified in such notice. Trustor shall promptly comply with all instructions and directions from Beneficiary with respect thereto. Trustor shall not be entitled to any management fee, commission or other compensation unless expressly agreed to in writing by Beneficiary.
(c)    Deposit of Rents Collected. All Rents collected by Trustor as agent for Beneficiary pursuant to this Section 2.8 shall be immediately deposited in an insured account in the name of Beneficiary in a bank or other financial institution designated by Beneficiary. All Rents collected by Trustor and all amounts deposited in such account, including interest thereon, shall be the property of Beneficiary and Trustor shall not be entitled to withdraw any amount from such account without the prior written consent of Beneficiary.
(d)    Purpose of Agency. The agency hereby created shall be solely responsible for the purpose of implementing the provisions of this assignment and collecting the Rents due Beneficiary hereunder. Nothing contained herein shall place upon Beneficiary the

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responsibility for the management, control, operation, repair, maintenance or restoration of the Property, nor shall Beneficiary be liable under or be deemed to have assumed Trustor’s obligations with respect to the Leases. Beneficiary may at any time terminate the agency relationship with Trustor by written notice to Trustor.
2.8.6    Collection by Beneficiary. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance thereof, Beneficiary shall have the right, in addition to the rights granted pursuant to this Section 2.8, to collect all or any portion of the Rents assigned hereby directly or through a court–appointed receiver or pursuant to a notice to the lessees or by any other means set forth in Civil Code Section 2938(c). Such rights shall include without limitation any and all of the following:
(a)    Notice to Lessees To Pay Rents to Beneficiary. The right to notify the lessees under the Leases, with or without taking possession of the Property, to demand that all Rents under such Leases thereafter be paid to Beneficiary;
(b)    Enter and Possess the Property.
(i)    The right to enter into possession of the Property, either by a court–appointed receiver or by any other legally permissible means;
(ii)    to assume control with respect to and to pay all expenses incurred in connection with the development, construction, operation, maintenance, repair or restoration of the Property;
(iii)    to enforce all Leases and to collect all Rents due thereunder, and to apply all Rents received by Beneficiary as set forth herein;
(iv)    if ordered by a court of competent jurisdiction, to amend, modify, extend, renew and terminate any or all Leases or to execute new Leases; and
(v)    to do all other acts which Beneficiary shall determine, in its sole discretion, to be necessary or desirable to carry out the purposes of this assignment; and
(c)    Specific Performance. The right to specifically enforce the provisions of this assignment and, if Beneficiary shall so elect, to obtain the appointment of a receiver pursuant to and in accordance with the provisions of this Deed of Trust.
2.8.7    Protection of Lessees. Trustor and Beneficiary agree that all lessees under any Leases shall be bound by and required to comply with the provisions of this assignment. In connection therewith, Trustor and Beneficiary further agree as follows:
(a)    Notice to Lessees of Assignment. If requested by Beneficiary, Trustor shall:

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(vi)    notify each lessee under any Lease now or hereafter affecting all or any portion of the Property of the existence of this assignment and the rights and obligations of Trustor and Beneficiary hereunder;
(vii)    provide each present or future lessee with a copy of this assignment; and
(viii)    obtain each lessee’s agreement to be bound and comply with the provisions hereof.
(b)    Reference to Assignment. All Leases hereafter executed with respect to the Property or any portion thereof shall contain a reference to this assignment and shall state that such lessee shall be bound by and shall comply with the provisions hereof.
(c)    Occurrence of Event of Default. Upon the occurrence of an Event of Default and at any time thereafter during the continuance thereof, Beneficiary may, at its option, send any lessee a notice in compliance with Civil Code Section 2938(d) to the effect that:
(i)    an Event of Default has occurred and that Beneficiary has revoked Trustor’s license to collect the Rents;
(ii)    Beneficiary has elected to exercise its rights under this assignment and Civil Code Section 2938(d); and
(iii)    such lessee is thereby directed to thereafter make all payments of Rents and to perform all obligations under its Lease for the benefit of Beneficiary or as Beneficiary shall direct.
(d)    Notice to Lessee To Comply With Leases. Upon receipt of any such notice from Beneficiary, each lessee is hereby instructed by Trustor and Beneficiary to comply with the provisions of such notice, to make all payments of Rents and to perform all obligations under the Lease to and for the benefit of Beneficiary or as Beneficiary shall direct. Such notice and direction shall remain effective until the first to occur:
(i)    the receipt by Lessee of a subsequent notice from Beneficiary to the effect that such Event of Default has been cured or that Beneficiary has appointed Trustor to act as agent for Beneficiary pursuant to this assignment;
(ii)    the appointment of a receiver pursuant to this assignment, in which event such lessee shall thereafter make payments of Rents and perform all obligations under the Leases as may be directed by such receiver; or
(iii)    the issuance of an order of a court of competent jurisdiction terminating this assignment or otherwise directing such lessee to pay Rents and perform its obligations in a manner inconsistent with said notice.

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(e)    Lessee’s Reliance on Notice From Beneficiary. Each lessee shall be entitled to rely upon any notice from Beneficiary and shall be protected with respect to any payment of Rents made pursuant to such notice.
(f)    No Duty for Lessee To Investigate. Each lessee who receives a notice from Beneficiary pursuant to this assignment shall not be required to investigate or determine the validity or accuracy of such notice or the validity or enforceability of this assignment. Trustor hereby agrees to indemnify, defend and hold such lessee harmless from and against any and all loss, claim, damage or liability arising from or related to payment of Rents or performance of obligations under any Lease by such lessee made in good faith in reliance on and pursuant to such notice.
(g)    No Assumption by Beneficiary of Lease Obligations. The payment of Rents to Beneficiary pursuant to any such notice and the performance of obligations under any Lease to or for the benefit of Beneficiary shall not cause Beneficiary to assume or be bound by the provisions of such Lease, including, but not limited to, any duty to return any Security Deposit to the lessee under such Lease unless and to the extent such Security Deposit was paid to Beneficiary by Trustor.
(h)    Assignment Binding on Lessees. The provisions of this Section 2.8(h) are expressly made for the benefit of and shall be binding on and enforceable by each lessee under any Lease now or hereafter affecting all or any portion of the Property.
2.8.8    Application of Rents; Security Deposits. All Rents received by Beneficiary pursuant to this assignment shall be applied by Beneficiary, in its sole discretion, to any of the following:
(a)    First, to pay any costs and expenses of collection of the Rents that may be incurred by Beneficiary;
(b)    Second, to pay any costs and expenses incurred by beneficiary in connection with the development, construction, operation, maintenance, repair or restoration of the Property;
(c)    Third, to the establishment of reasonable reserves for working capital and for anticipated or projected costs and expenses of the Property, including, without limitation, capital improvements which may be necessary or desirable or required by law;
(d)    Fourth, to the payment of any indebtedness then owing by Trustor to Beneficiary; and
(e)    Thereafter, to remit the remainder, if any, to the person or persons entitled thereto.
(f)    In connection herewith, Trustor further agrees that all Rents received by Beneficiary from any lessee may be allocated, if Beneficiary so elects, to the payment of all current obligations of such lessee under its Lease and not to amounts which may be accrued and

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unpaid as of the date of revocation of Trustor’s license to collect such Rents. Beneficiary may, but shall have no obligation to, pursue any lessee for the payment of Rents which may be due under its Lease with respect to any period prior to the exercise of Beneficiary’s rights under this assignment or which may become due thereafter. Beneficiary shall not be liable to any lessee for the payment or return of any Security Deposit under any Lease unless and to the extent that such Security Deposit has been paid to and received by Beneficiary, and Trustor agrees to indemnify, defend and hold Beneficiary harmless from and against any and all losses, claims, damages or liabilities arising out of any claim by a lessee with respect thereto, except to the extent such claim, loss, damage or liability arises from the gross negligence or willful misconduct of Beneficiary. Trustor further agrees that the collection of Rents by Beneficiary and the application of such Rents by Beneficiary to the costs, expenses and obligations referred to herein shall not cure or waive any default or Event of Default or invalidate any act (including, but not limited to, any sale of all or any portion of the Property or any property now or hereafter securing the Loan) done in response to or as a result of such Event of Default or pursuant to any notice of default or notice of sale issued pursuant to this Deed of Trust.
2.8.9    Covenants of Trustor. Trustor agrees as follows:
(a)    No Amendment or Termination of Leases. Trustor shall not enter into, amend, modify or terminate any Lease of all or any portion of the Property, except in accordance with the provisions of this Deed of Trust;
(b)    No Acceptance of Advance Rent. Trustor shall not accept advance rent in excess of one (1) month from any Lessee without the prior written consent of Beneficiary;
(c)    Delivery of Leases. Upon request by written notice to Trustor by Beneficiary, Trustor shall provide Beneficiary with true, correct and complete copies of all Leases, together with such other information relating to the Leases or to the lessees thereunder as Beneficiary shall reasonably request; and
(d)    Beneficiary’s Rights To Inspect Books and Records. Upon request of Beneficiary, Trustor shall make available to Beneficiary all books, records, financial statements and other information relating to the Leases, the collection of all Rents, and the disposition and disbursement thereof.
2.8.10    Priority of Assignment; Further Assurances. Trustor hereby represents and warrants that the assignment hereby granted is a first priority assignment and that no other assignments of all or any portion of the Rents or the Leases exist or remain outstanding. Trustor agrees to take such action and to execute, deliver and record such documents as may be reasonably necessary to evidence such assignment, and to establish the priority thereof and to carry out the intent and purpose hereof. If requested by Beneficiary, Trustor shall execute a specific assignment of any Lease now or hereafter affecting all or any portion of the Property.
2.8.11    Beneficiary Not Responsible for Trustor’s Obligations. Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any of the terms, covenants and conditions contained in any Lease or otherwise to impose any obligation upon Beneficiary with respect to any Lease, including, but not limited to, any obligation arising out of

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any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such Lessee shall have been thereby terminated. Prior to actual entry into and taking possession of the Property by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Property or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation control, care, management and repair of the Property is and shall be that of Trustor, prior to such actual entry and taking of possession.
2.8.12    Termination of Assignment. A full and complete release and reconveyance of this Deed of Trust shall operate as a full and complete release of all of Beneficiary’s rights and interest hereunder. Upon the recordation of such release and reconveyance, this assignment shall thereafter be void and of no further effect.
2.9    Due–On–Sale Provision. The Note secured by this Deed of Trust provides for, among other provisions, the following:
“Borrower acknowledges and agrees that the creditworthiness and expertise of Borrower in owning and operating the Property covered by the Deed of Trust which secures this Note is the basis upon which Lender has determined that it is protected against impairment of the security and risk of default and thereby has agreed to lend Borrower the principal sum set forth above. Except as may be expressly set forth in the Loan Agreement for a “Permitted Transfer” (as defined in the Loan Agreement), Borrower agrees that: (a) said Property shall not be sold, agreed to be sold, conveyed, transferred, assigned, disposed of, or further encumbered, whether voluntarily, involuntarily, by operation of law or otherwise, and/or (b) any change in any manager or general partner of Borrower or in any membership or partnership interest of Borrower, shall constitute a breach hereof. Any “Transfer” (as defined in the Loan Agreement) in violation of the above restrictions shall cause the then outstanding principal balance and interest thereon and other sums secured by said Deed of Trust, at the option of said holder, to immediately become due and payable.”
2.10    Waste; Changes in Zoning; Subdivision.
2.10.1    No Waste Permitted; Condition and Repair of Property. Trustor shall not commit any waste on the Property or take any actions that might invalidate any insurance carried on the Property. Trustor shall maintain the Property, and every portion thereof, in good condition and repair. Beneficiary shall have the right, but not the obligation, to enter upon and take possession of the Property and to make additions, alterations, repairs, or improvements to the Property which Beneficiary may reasonably consider necessary or proper to keep the Property in good condition and repair. Except for any demolition of existing improvements which has been approved by Beneficiary, no improvements may be removed, demolished or materially altered without the prior

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written consent of Beneficiary, which Beneficiary may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Beneficiary hereby consents to Borrower making interior improvements to “Building 3” of the Improvements, so long as the same are consistent in nature with the existing interior improvements in the other Improvements at the Property. No Personal Property in which Beneficiary has a security interest may be removed from the Property unless it is immediately replaced by similar property of at least equivalent value on which Beneficiary will immediately have a valid first lien and security interest. Trustor affirmatively warrants and represents that if any Improvements, or any part thereof, require inspection, repair or protection other than that given by Trustor, then, and in that event, Beneficiary may enter or cause entry to be made upon said property and into said building or buildings for inspection, repair or protection thereof, and such repair may be made by Beneficiary and be made or done in such manner as fully to protect the interest of Beneficiary, and any and all sums expended by Beneficiary in doing or causing to be done any of the things above authorized are secured by this Deed of Trust and shall be paid by Trustor on demand. Trustor shall comply with all laws, ordinances, governmental regulations, and CC&Rs affecting the Property or requiring any alteration or improvement thereof, and shall permit no violation, as to the Property, of any such law, ordinance, governmental regulation, covenant, condition or restriction affecting the Property.
2.10.2    No Change in Zoning, CC&Rs, Etc. Without the prior written consent of Beneficiary, which Beneficiary may withhold in its sole and absolute discretion, Trustor shall not seek, make or consent to any change in the zoning or conditions of use of the Property. Trustor, at its sole cost, shall comply with and make all payments required under the provisions of any CC&Rs affecting the Property, including but not limited to those contained in any declaration and constituent documents of any condominium, cooperative or planned Unit development project on the Property. Trustor, at its sole cost, shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property.
2.10.3    Governmental Permits, Licenses and Approvals. If this Deed of Trust covers a subdivision or common interest development (“Subdivision”), as defined under any California law relating to the development or sale of a “common interest development” or a “subdivision,” Trustor shall obtain, comply with and keep in effect all present and future permits, maps, bonds and other agreements required by applicable laws and regulations for the lawful construction or sale of the Subdivision lots and/or units. Trustor must also maintain an active sales program for the Subdivision, and always be in a position to convey insurable title to the lots and/or units to purchasers.
2.11    Books and Records.
2.11.1    Books and Records Maintained by Trustor. Trustor shall keep adequate books and records of account for the Property and for its own financial affairs in a manner sufficient to permit the preparation of financial statements required under the Loan Agreement. Beneficiary shall have the right to examine, copy and audit Trustor’s records and books of account at all reasonable times by written notice to Trustor. Trustor will deliver to Beneficiary all financial statements for Trustor and the Property as required under the Loan Agreement.

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2.11.2    Written Statement of Indebtedness. Trustor will promptly furnish from time to time, upon Beneficiary’s request, a duly acknowledged written statement setting forth all amounts due on the indebtedness secured by this Deed of Trust and stating whether any offsets or defenses exist, and containing such other matters as Beneficiary may reasonably require.
2.12    Defend Security.
2.12.1    Defense of Beneficiary. Trustor shall, at its own expense, appear in and defend any action or proceeding that is reasonably likely to materially affect Beneficiary’s security or the rights or powers of Beneficiary or Trustee or that purports to affect any of the Property. If Trustor fails to perform any of its covenants or agreements contained in this Deed of Trust, the Loan Agreement, or any of the other Loan Documents, or if any action or proceedings of any kind (including but not limited to any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Beneficiary’s or Trustee’s interest in the Property or Beneficiary’s right to enforce its security, then Beneficiary and/or Trustee may, at their option, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Trustor to perform its covenants, including without limitation payment on behalf of Trustor of any taxes, assessments, liens, insurance premiums, and repair or maintenance costs (without, however, waiving any default of Trustor).
2.12.2    Payment of Defense Fees and Costs. Trustor agrees to pay all reasonable out–of–pocket expenses of Beneficiary and Trustee incurred under 2.12.1 above (including but not limited to fees and disbursements of counsel). Any sums disbursed or advanced by Beneficiary or Trustee shall be additional indebtedness of Trustor secured by this Deed of Trust and shall be payable by Trustor upon demand. Any such sums so disbursed or advanced by Beneficiary shall bear interest at the Default Interest Rate as set forth in the Note. This Section 2.12 shall not be construed to require Beneficiary or Trustee to incur any expenses, make any appearances, or take any other actions.
2.13    Damage and Destruction. Notwithstanding anything contained herein to the contrary, if any part of the Property is damaged or destroyed by any means, including, without limitation, by flood, earthquake, wind or fire, Trustor shall promptly restore the Property to its prior undamaged condition in accordance with the following:
2.13.1    Plan of Restoration. Trustor shall present within ninety (90) days of such damage or destruction to Beneficiary a plan for restoration which includes, among other things, plans and specifications prepared by an architect satisfactory to Beneficiary, cost estimates and time schedules which in Beneficiary’s sole discretion are satisfactory;
2.13.2    Construction Contract. Trustor shall enter into, with Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, a contract with contractor(s) providing for the complete restoration in accordance with such restoration plan previously approved by Beneficiary within ninety (90) days of such damage or destruction; and

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2.13.3    Application of Insurance Proceeds. The insurance proceeds available by reason of such damage or destruction that are received by Beneficiary pursuant to Section 2.3.1 above (less Beneficiary’s reasonable costs and expenses incurred in obtaining such funds) plus additional sums provided to Beneficiary by Trustor for restoration purposes shall be at least equal to the anticipated costs of competing such construction, which anticipated costs shall include, but not be limited to, appropriate interest reserves and contingency funds reasonably required by Beneficiary.
2.13.4    Conditions to Disbursement of Proceeds. When Trustor has complied with all of the preceding subsections of this Section 2.13, Beneficiary may condition disbursement of the sums specified in subsection 2.13.3 above to Trustor on terms and conditions such as those governing disbursements of loan funds in construction loans made by Beneficiary for similar properties.
2.14    Condemnation. Trustor hereby assigns to Beneficiary, as security for Trustor’s obligations under the Loan Documents, all compensation, awards and other payments (collectively “Compensation”) payable to Trustor in connection with any taking of all or any portion of the Property for public use, and any Proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith. Trustor shall deliver to Beneficiary immediately upon receipt all Compensation and related settlement proceeds.
2.15    Security Agreement and Fixture Filing.
2.15.1    Deed of Trust Includes Security Agreement. This Deed of Trust is intended to be and shall constitute a “Security Agreement” as defined in the California Commercial Code, Trustor being the “debtor” and the Beneficiary being the “secured party.” Trustor hereby grants Beneficiary a security interest in any items of Personal Property described in Exhibit “B” attached hereto which are not herein effectively made a part of the Real Property for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust.
2.15.2    Delivery of Financing Statements. Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary’s security interest with respect to said property, and to reimburse Beneficiary for any costs incurred in filing such financing statements and any continuation statements.
2.15.3    No Other Security Interest Permitted. Trustor shall not create or allow the creation of any other security interest in the Personal Property, except as expressly permitted herein and in the Loan Agreement in connection with the Subordinate Debt.
2.15.4    Rights Upon Default. Upon the occurrence of any Event of Default by Trustor, Beneficiary shall have the rights and remedies of a secured party under the California Commercial Code, as well as all other rights and remedies available at law or in equity or as provided herein, all at Beneficiary’s option.

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2.15.5    Effect of Filing of Financing Statement. Trustor and Beneficiary agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way impairing this declaration and the stated intention of the parties hereto that everything used in connection with the operation or occupancy of said property or the production of income therefrom (which is owned by Trustor) is and, at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as Real Property encumbered by this Deed of Trust.
2.16    Indemnification of Trustee and Beneficiary.
2.16.1    Indemnification. Trustor hereby agrees to indemnify Trustee and Beneficiary against, and hold them harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other legal expenses, which either may suffer or reasonably incur:
(e)    By reason of this Deed of Trust (excluding any regulatory or other administrative losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other legal expenses arising out of claims against Beneficiary in connection with its lending activities); or
(f)    By reason of the execution of this Deed of Trust or in performance of any act by Trustor which is required or permitted hereunder or by law; or
(g)    As a result of any failure of Trustor to perform Trustor’s obligations under the Loan Documents; or
(h)    By reason of any alleged obligation or undertaking on Beneficiary’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations of Trustor contained in any other Loan Document related to the Property, the Loan or Trustor.
2.16.2    No Liability of Trustor. Notwithstanding the foregoing, Trustor shall not be liable under Section 2.16.1 to the extent that Trustor establishes that such liability is attributable solely and directly to the gross negligence or willful misconduct of Trustee or Beneficiary.
2.16.3    Payment of Indebtedness. Trustor shall pay all indebtedness arising under this Section 2.16 immediately upon demand by Trustee or Beneficiary, together with interest thereon from the date the indebtedness arises at the Default Interest Rate of interest set forth in the Note (after giving effect to any notice and/or cure periods). Trustor’s duty to indemnify Trustee and Beneficiary shall survive the release and cancellation of the Obligations and the release and reconveyance or any partial release or reconveyance of this Deed of Trust.
2.17    Insurance and Tax Impounds. Upon notice by Beneficiary to Trustor on or after the occurrence of an Event of Default, Trustor shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (“Impound Account”) with Beneficiary for

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the payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby.
2.17.1    Deposit Into Impound Account. If required by Beneficiary in its sole discretion after any Event of Default, Trustor shall deposit in the Impound Account an amount determined by Beneficiary to be necessary to ensure that there will be on deposit with Beneficiary an amount which, when added to the monthly payments subsequently required to be deposited with Beneficiary hereunder on account of real estate taxes, assessments and insurance premiums, will result in there always being on deposit with Beneficiary in the Impound Account an amount sufficient to pay the next due semiannual installments of real estate taxes and assessments on the Property and the next due annual insurance premiums with respect to the Property (if paid in one installment).
(a)    If required by Beneficiary in its sole discretion, after an Event of Default and commencing on the next monthly payment date under the Note following said default, and continuing thereafter on each subsequent monthly payment date under the Note, Trustor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, deposits in an amount equal to one–twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one–twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Trustor is required to maintain hereunder, each as estimated and determined by Beneficiary.
(b)    Notwithstanding anything to the contrary herein, if the amount of the monthly deposit being paid at any time pursuant to subsection (a) above, multiplied by the number of subsequent monthly installments, when added to the amount held on deposit at such time, will be insufficient to pay, thirty (30) days prior to delinquency, the next annual installments of insurance and taxes and assessments due and payable, then Trustor shall immediately deposit the amount of the deficiency, and any failure to do so shall be deemed to be an Event of Default under this Deed of Trust.
2.17.2    Responsibility. Trustor shall be responsible for ensuring the receipt by Beneficiary, at least thirty (30) days prior to the respective due dates for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and Beneficiary shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account.
2.17.3    Reliance. In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.
2.17.4    Funds in Impound Account. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary’s option and in Beneficiary’s discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. No interest on funds contained

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in the Impound Account shall be paid by Beneficiary to Trustor. The Impound Account is solely for the protection of Beneficiary and entails no responsibility on Beneficiary’s part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.
(a)    Upon assignment of this Deed of Trust by Beneficiary, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate.
(b)    If the total funds in the Impound Account shall exceed the amount of payments actually applied by Beneficiary for the purposes of the Impound Account, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Trustor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Trustor shall, within ten (10) business days after receipt of written notice thereof, deposit with Beneficiary the full amount of any such deficiency. If Trustor shall fail to deposit with Beneficiary the full amount of such deficiency as provided above, Beneficiary shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Beneficiary, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. If there is a default under this Deed of Trust which is not cured within any applicable grace or cure period, Beneficiary may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the indebtedness secured hereby in whatever order Beneficiary shall subjectively determine.
2.17.5    No Cure or Waiver. No such application of the Impound Account shall be deemed to cure any default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Beneficiary may elect, the balance of the Impound Account then in Beneficiary’s possession shall be paid over to Trustor and no other party shall have any right or claim thereto.
3.    EVENTS OF DEFAULT.
3.1    List of Events of Default. An “Event of Default” shall have occurred under this Deed of Trust upon the occurrence of any of the following:
3.1.6    Failure To Make Note Payments. Trustor fails timely to make any payment required by the Note, any Future Advances, or any of the other Loan Documents; or
3.1.7    Breach of Loan Agreement and Deed of Trust Covenants. Trustor breaches any warranty or fails to perform any other covenant contained in the Loan Agreement, this Deed of Trust or any of the other Loan Documents, and does not cure that failure within the period of time, if any, that Beneficiary has granted to Trustor in said documents to cure that failure; or

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3.1.8    Violation of Due–On–Sale Provision. Any violation of the restrictions on the transfer of the Property or the transfer of any interest in Trustor as set forth in Section 2.9 of this Deed of Trust without the prior written consent of Beneficiary; or
3.1.9    Other Events of Default. Any other Event of Default occurs under the Loan Agreement, the Note, or any of the other Loan Documents.
3.1.10    Notice and Cure Rights. All of the Events of Default described herein shall be subject to any notice and cure provisions set forth in the Loan Agreement and the Note.
4.    REMEDIES FOR DEFAULT.
4.1    List of Remedies for Default. At any time following an Event of Default, Beneficiary may, at its option, and without notice to or demand upon Trustor (except as may be required under applicable law):
4.1.4    Acceleration of Debt. Declare any or all indebtedness secured by this Deed of Trust to be due and payable immediately;
4.1.5    Enter and Possess Property. Enter onto the Property, in person or by agent or by court appointed receiver, and take any and all steps which may be desirable in Beneficiary’s judgment to complete any unfinished construction and/or to manage, operate, preserve, develop, maintain and protect the Property, and Beneficiary may apply any Rents, royalties, income or profits collected against the Obligations secured by this Deed of Trust without in any way curing or waiving any default of Trustor;
4.1.6    Assemble and Deliver Personal Property. Cause Trustor to assemble any Personal Property and deliver it to Beneficiary at a place designated by Beneficiary;
4.1.7    Judicial Foreclosure. Bring a court action to foreclose this Deed of Trust or to enforce its provisions or any of the indebtedness or Obligations secured by this Deed of Trust;
4.1.8    Power of Sale. Cause any or all of the Property to be sold under the power of sale granted by this Deed of Trust in any manner permitted by applicable law;
4.1.9    Other Rights and Remedies. Exercise any other right or remedy available under any of the Loan Documents or otherwise available under law or in equity, including without limitation, rights and remedies with respect to the Personal Property that are available to a Secured Party under the California Uniform Commercial Code.
4.2    Sale of Property.
4.2.1    Record Notices of Default and Sale. For any sale under the power of sale granted by this Deed of Trust, Beneficiary shall cause Trustee to record and give all notices required by law. After compliance with such notice requirements, and upon the expiration of such time as is required by law, Trustee may sell the Property upon any terms and conditions specified by Beneficiary and permitted by applicable law.

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4.2.2    Right To Postpone Sale. Trustee may postpone any sale by public announcement at the time and place noticed for the sale.
4.2.3    Sale of Multiple Lots/Parcels. If the Property consists of several lots or parcels, Beneficiary in its discretion may designate their order of sale or may elect to sell them through a single sale, or through two (2) or more successive sales, or in any other manner Beneficiary may elect. In the event Beneficiary elects to dispose of the Property through more than one (1) sale, Trustor shall pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made.
4.2.4    Right To Purchase at Nonjudicial Sale. Any person, including Trustor, Trustee, and Beneficiary, may purchase at any sale, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness secured hereby.
4.2.5    Deed at Sale. Upon the completion of the sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale shall be conclusive against all persons.
4.3    Application of Proceeds. The proceeds of any sale under this Deed of Trust shall be applied in the following manner:
4.3.7    First: Payment of the costs and expenses of the sale, including but not limited to Trustee’s fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee, together with interest on all advances made by Trustee at the maximum rate permitted to be charged by Trustee under applicable law.
4.3.8    Second: Payment of all sums expended by Beneficiary under the terms of this Deed of Trust and not yet repaid, together with interest on such sums at the Default Interest Rate set forth in the Note.
4.3.9    Third: Payment of the entire indebtedness and Obligations of Trustor secured by this Deed of Trust, in any order that Beneficiary chooses.
4.3.10    Fourth: The remainder, if any, to the person or persons legally entitled to it.
4.4    Waiver of Rights. Trustor waives all rights to direct the order in which any of the Property shall be sold in the event of any sale under this Deed of Trust, and also any right to have any of the Property marshaled upon any sale.
4.5    Remedies Are Cumulative. All remedies contained in this Deed of Trust are cumulative, and Beneficiary has all other remedies provided by law, in equity, or in any other agreement between Trustor and Beneficiary. No delay or failure by Beneficiary to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy

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or of any default by Trustor. Beneficiary may exercise any one (1) or more of its rights and remedies at its option without regard to the adequacy of its security.
4.6    Payment of Expenses. Trustor shall pay all of Beneficiary’s and Trustee’s reasonable expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed, including but not limited to reasonable legal fees and disbursements, foreclosure costs, escrow fees, filing fees, recording fees, and title charges.
4.7    No Cure or Waiver. Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property, nor any collection of Rents, issues, profits, Proceeds, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, Lease, or option or a subordination of the lien of this Deed of Trust.
4.8    Power To File Notices and Cure Defaults. Subject to any notice and cure rights set forth herein or in any of the Loan Documents, Trustor hereby irrevocably appoints Beneficiary and its successors and assigns as Trustor’s attorney–in–fact, which agency is coupled with an interest:
4.8.4    to execute and record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, and
4.8.5    upon the occurrence of an Event of Default, to perform any obligation of Trustor hereunder; provided, that:
(i)    Beneficiary, as such attorney–in–fact, shall only be accountable for such funds as are actually received by Beneficiary, and
(j)    Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this section.
5.    MISCELLANEOUS.
5.1    Invalidity. The invalidity or unenforceability of any one (1) or more provisions of this Deed of Trust will in no way affect any other provision.
5.2    Statement. Trustor agrees to pay Beneficiary a reasonable charge, not to exceed the maximum allowed by law, for giving any statement of the status of the Obligations secured by this Deed of Trust.
5.3    Notices. All notices given under this Deed of Trust must be in writing and shall be in the form and delivered in the manner set forth in the Loan Agreement.

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5.4    Rights of Beneficiary To Release Debtors or Security. Without affecting Trustor’s liability for the payment of any of the indebtedness secured by this Deed of Trust, Beneficiary may from time to time and without notice to Trustor:
5.4.1    release any person liable for the payment of this indebtedness;
5.4.2    extend or modify the terms of that indebtedness;
5.4.3    accept additional real or personal property of any kind as security, or alter, substitute or release any property securing that indebtedness; or
5.4.4    cause Trustee to consent to the making of any map or plat of the Property, or to reconvey any part of the Property, or to join in granting any easement or creating any restriction on the Property, or to join in any subordination or other agreement affecting this Deed of Trust.
5.5    Inspection Rights. Beneficiary may at any reasonable times enter upon and inspect the Property in person or by agent upon reasonable prior written notice to Trustor; provided that such inspection shall not unreasonably interfere with the operations of the tenant(s) of the Property.
5.6    Full Reconveyance. Upon the payment and performance in full of all Obligations secured by this Deed of Trust, Beneficiary agrees to request Trustee to reconvey the Property, and upon payment by Trustor of its fees and all other sums owing to it under this Deed of Trust, Trustee shall reconvey the Property without warranty to the person or persons legally entitled to it. Such person or persons must pay all costs of recordation. The recitals in the reconveyance of any facts will be conclusive as to all persons. The grantee in the reconveyance may be described as “the person or persons legally entitled thereto.” The Loan Agreement shall set forth certain terms and conditions, if applicable, for the partial reconveyances of the individual Units or lots comprising the Property encumbered by this Deed of Trust.
5.7    Governing Law. This Deed of Trust and all rights and obligations hereunder shall be governed by and interpreted according to the laws of the State of California, without regard to conflicts of laws principles.
5.8    Subsequent Trustors and Beneficiaries. The term “Trustor” includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term “Beneficiary” includes the original Beneficiary and also any future owner or holder, including pledges and participants, of the Note or any interest therein.
5.9    Headings; Underlining. The headings of the sections of this Deed of Trust are for convenience only and do not limit its provisions. The use of underlining in this Deed of Trust is for convenience only, and the parties understand and agree that the presence or absence of underlining shall not be used in interpreting or construing this Deed of Trust or any provision hereof.
5.10    Waiver. Neither the acceptance of any partial or delinquent payment or performance, nor the failure to exercise any rights upon a default, shall be a waiver of Trustor’s obligations hereunder. Beneficiary’s consent to any act or omission by Trustor will not be a consent to any

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other or subsequent act or omission or a waiver of the need for such consent in any future or other instance.
5.11    Successors and Assigns. The terms of this Deed of Trust shall bind and benefit heirs, legal representatives, successors and assigns of Trustor and Beneficiary and the successors in trust of Trustee.
5.12    Joint and Several Liability. If Trustor consists of more than one (1) person or entity, each shall be jointly and severally liable to perform the obligations of Trustor.
5.13    Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Obligation secured hereby, Trustee may, without liability therefor and without notice, and upon the direction of Beneficiary : reconvey all or any part of the Property; consent to the making of any map or plat thereof; join in any grant of easement thereon, any declaration of CC&Rs, any extension agreement or any agreement subordinating the lien or charge hereof.
5.14    Removal of Trustee. Beneficiary may remove Trustee or any successor Trustee at any time or times and appoint a successor Trustee by recording a written substitution in the county where the Real Property covered by this Deed of Trust is located, or in any other manner permitted by law. Upon that appointment, all of the powers, rights and authority of Trustee will immediately become vested in its successor.
5.15    Subrogation. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.
5.16    Statutes of Limitation. Trustor hereby waives the pleading of any and all statutes of limitation as a defense to any action brought against Trustor by Beneficiary, to the fullest extent permitted by law.
5.17    Time of the Essence. Time is of the essence as to all Obligations secured by or arising under this Deed of Trust.
5.18    Requests For Notice. Trustor requests that a copy of any notice of default and notice of sale required by law be mailed to it at its address set forth above.
5.19    Attorneys’ Fees. The Prevailing Party in any Action shall recover all reasonable attorneys’ fees incurred by said Prevailing Party in connection with any default hereunder and in any proceeding brought to enforce any of the provisions of this Deed of Trust.
5.20    Partial Release. Beneficiary shall cause partial releases of the Improvements to be issued pursuant to the terms and conditions of Section 8 of the Loan Agreement.

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5.21    Savings Clause. Regardless of any provision contained in this Deed of Trust, the Loan Documents, or any documents executed or delivered in connection therewith, Beneficiary will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest, and hereby disavows any intention to so receive, collect, or apply as interest, any amount in excess of the maximum amount permissible under applicable law. Without limiting its general applicability, the preceding sentence specifically applies to any acceleration of the Obligations or any part thereof. In the event that Beneficiary ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balance of the Obligations, and, if the principal balance of the Obligations is paid in full, any remaining excess shall forthwith be paid to Trustor, and Trustor agrees to accept such payment from Beneficiary, together with interest on such sums at the maximum lawful rate then in effect. In determining whether the interest paid or payable exceeds the maximum amount permissible under applicable law, Trustor and Beneficiary shall, to the greatest extent permitted under applicable law:
5.21.1    Characterize any nonprincipal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest;
5.21.2    Exclude voluntary prepayments and the effect thereof; and
5.21.3    Amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the term.
THIS DEED OF TRUST IS A FIRST DEED OF TRUST. NO FURTHER DEEDS OF TRUST WILL BE RECORDED AGAINST THE REAL PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE. CONSENT TO ONE (1) FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Deed of Trust as of the date first above written.
TRUSTOR

DECKERS CABRILLO, LLC,
a California limited liability company
By:    Deckers Outdoor Corporation,

    a Delaware corporation,

    its sole member
By:
Name:

    Title:

2528/028598-0006 6963790	26	Signature Page to Deed of Trust

State of California    )
County of ______________________    )
On _________________________, before me,     ,
(insert name and title of the officer)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

2528/028598-0006 6963790	Notary Acknowledgment to Deed of Trust

EXHIBIT “A”
LEGAL DESCRIPTION
THE LAND REFERRED TO IS IN SANTA BARBARA COUNTY, CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
LOTS 1, 2 AND 3 OF FINAL MAP NO. 32,035, IN THE CITY OF GOLETA, COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA, AS PER THE MAP FILED IN BOOK 204, PAGES 54 THROUGH 57 OF MAPS, AND AMENDED BY CERTIFICATE OF CORRECTION RECORDED MAY 26, 2010, AS INSTRUMENT NO. 2010-0028009 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 073-610-08 (Lot 1), 073-610-09 (Lot 2) and 073-610-10 (Lot 3)

2528/028598-0006 6963790.4 a07/09/14	EXHIBIT “A”

EXHIBIT “B”
DESCRIPTION OF PERSONAL PROPERTY FOR FIXTURE FILING
1.    REAL PROPERTY RIGHTS, APPURTENANCES AND IMPROVEMENTS. All present and future structures, buildings, improvements and fixtures of any kind on the real property described in the attached Exhibit “A” (“Real Property”), which is incorporated herein by this reference, as well as:
1.1    all appurtenances of the Real Property and all rights in and to any streets, roads or public places, easements or rights of way, relating to the Real Property, and all minerals, oil, gas and other hydrocarbon substances on or under the surface of the Real Property, as well as all development rights, permits, licenses, air rights, water and water rights relating to the Real Property, and all existing and future goods and tangible personal property located on the Real Property or wherever located and used or useable in connection with the use, operation or occupancy of the Real Property or in construction of any improvements thereon, including, but not limited to, apparatus, equipment and appliances used to supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dishwashing, garbage disposal, waste removal, recreation or other services on the Real Property; and
1.2    to the extent owned by Trustor and not otherwise pledged as collateral under the Guarantor Credit Agreement (as defined in the Loan Agreement), all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools and spas and pool and spa operation and maintenance equipment and apparatus; and
1.3    all trees and plants located on the Real Property, and all renewals or replacements thereof or articles in substitution thereof; it being intended and agreed that all such items will be conclusively considered to be part of the Real Property, whether or not attached or affixed to the Real Property (“Improvements”).
2.    COLLATERAL. All right, title and interest in and to the following described property and any and all products and proceeds thereof, now owned or hereafter acquired (sometimes all of such being collectively referred to herein as the “Collateral”):
2.1    General Intangibles. All general intangibles relating to design, development, operation, management and use of the Real Property and construction of the Improvements, including, but not limited to:
2.1.1    all names under which or by which the Real Property or the Improvements may at any time be operated or known, all rights to carry on business under any such names or any variants thereof, and all goodwill in any way relating to the Real Property;

2528/028598-0006 6963790.4 a07/09/14	EXHIBIT “B”

2.1.2    all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction, maintenance or operation of the Improvements;
2.1.3    all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Real Property;
2.1.4    all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Real Property;
2.1.5    all materials prepared for filing or filed with any governmental agency;
2.1.6    all rights under any contract in connection with the development, design, use, operation, management and construction of the Real Property and/or the Improvements; and
2.1.7    all books and records prepared and kept in connection with the acquisition, construction, operation and occupancy of the Real Property and the Improvements;
2.2    Contracts. All construction, service, management, engineering, consulting, leasing, architectural, design, landscape and other similar contracts of any nature, as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Real Property;
2.3    Plans and Reports. All architectural, design and engineering drawings, plans, specifications, working drawings, shop drawings, general conditions, addenda, soil tests and reports, feasibility studies, appraisals, engineering reports, environmental reports and similar materials relating to any portion of or all of the Real Property and/or the Improvements and all modifications, supplements and amendments thereto;
2.4    Sureties. All payment and performance bonds or guarantees, and any and all modifications and extensions thereof relating to the Real Property and/or the Improvements;
2.5    Payments. All reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of all or any portion of the Real Property and/or the Improvements, including, without limitation, any property tax rebates now owing or hereafter payable;
2.6    Loan Proceeds. All proceeds of the loan secured hereby;
2.7    Claims. All proceeds and any claims arising on account of any damage to or taking of the Real Property and/or the Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property and/or the Improvements;
2.8    Insurance. All policies of, and proceeds resulting from, insurance relating to the Real Property, Improvements or any of the Collateral, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof;

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2.9    Deposits. All deposits made with or other security given to utility companies with respect to the Real Property and/or the Improvements, and all advance payments of insurance premiums made with respect thereto and claims or demands relating to insurance and all deposit accounts wherever located;
2.10    Stock. All shares of stock or other evidence of ownership of any part of the Real Property that are owned in common with others, including all water stock relating to the Real Property, if any, and all documents or rights of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Real Property and/or the Improvements;
2.11    Sale Contracts. All sales contracts, escrow agreements and broker’s agreements concerning the sale of any or all of the Real Property and/or the Improvements, and all amendments thereto; and
2.12    Income. All income, rents, revenues, issues, deposits, receipts, profits and proceeds, and accounts receivable generated from the use and operation, of the Real Property, the Improvements and the Collateral to which Trustor may be entitled, whether now due, past due or to become due including, without limiting the above items, all “Goods”, “Accounts”, “Documents”, “Instruments”, “Money”, “Chattel Paper” and “General Intangibles”, as those terms are defined in the California Commercial Code from time to time in effect.
ATTENTION: COUNTY CLERK/RECORDER — THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST AND MORTGAGES ON REAL ESTATE ARE RECORDED.
ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST OR MORTGAGE, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

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RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

BOB L. HAGLE, ESQ.

RUTAN & TUCKER, LLP

611 ANTON BLVD., SUITE 1400

COSTA MESA, CA 92626

                        (Space Above This Line For Recorder’s Use)
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND
SECURITY AGREEMENT (INCLUDING FIXTURE FILING)
Made By
DECKERS CABRILLO, LLC
250 Coromar Drive
Goleta, CA 93117
Attn: Chief Financial Officer
Hereinafter referred to as “Trustor”
To
FIRST AMERICAN TITLE INSURANCE COMPANY
18500 Von Karman Ave., Suite 600
Irvine, CA 92612
Hereinafter referred to as “Trustee”
In Favor Of
CALIFORNIA BANK & TRUST,
a California banking corporation
1900 Main Street, Suite 200, Irvine, California 92614
Hereinafter referred to as “Beneficiary”

2528/028598-0006 6963790.4 a07/09/14

TERM LOAN AMOUNT: $33,930,500
Dated as of July 9, 2014

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TABLE OF CONTENTS
Page

1.	BASIC PROVISIONS 2

1.1	Amount of Loan; Loan Documents 3

1.2	Grant of Security in Property 3

1.3	Obligations Secured 3

1.4	Warranty of Title 4

2.	COVENANTS OF TRUSTOR 4

2.1	Performance 5

2.2	Insurance 5

2.3	Assignment of Proceeds 5

2.4	Property Taxes and Assessments 6

2.5	Mechanic’s Liens 6

2.6	Taxation of Deed of Trust 6

2.7	Perfection of Security 7

2.8	Assignment of Rents and Income 7

2.9	Due–On–Sale Provision 13

2.10	Waste; Changes in Zoning; Subdivision 13

2.11	Books and Records 14

2.12	Defend Security 15

2.13	Damage and Destruction 15

2.14	Condemnation 16

2.15	Security Agreement and Fixture Filing 16

2.16	Indemnification of Trustee and Beneficiary 17

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Page

2.17	Insurance and Tax Impounds 17

3.	EVENTS OF DEFAULT 19

3.1	List of Events of Default 19

4.	REMEDIES FOR DEFAULT 20

4.1	List of Remedies for Default 20

4.2	Sale of Property 20

4.3	Application of Proceeds 21

4.4	Waiver of Rights 21

4.5	Remedies Are Cumulative 21

4.6	Payment of Expenses 22

4.7	No Cure or Waiver 22

4.8	Power To File Notices and Cure Defaults 22

5.	MISCELLANEOUS 22

5.1	Invalidity 22

5.2	Statement 22

5.3	Notices 22

5.4	Rights of Beneficiary To Release Debtors or Security 23

5.5	Inspection Rights 23

5.6	Full Reconveyance 23

5.7	Governing Law 23

5.8	Subsequent Trustors and Beneficiaries 23

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Page

5.9	Headings; Underlining 23

5.10	Waiver 23

5.11	Successors and Assigns 24

5.12	Joint and Several Liability 24

5.13	Acceptance of Trust; Powers and Duties of Trustee 24

5.14	Removal of Trustee 24

5.15	Subrogation 24

5.16	Statutes of Limitation 24

5.17	Time of the Essence 24

5.18	Requests For Notice 24

5.19	Attorneys’ Fees 24

5.20	Partial Release 24

5.21	Savings Clause 25

EXHIBITS:
Exhibit “A”    Legal Description

Exhibit “B”    Description of Personal Property for Fixture Filing

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